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                                                                    EXHIBIT 21.1

              Subsidiaries of Pope & Talbot, Inc. (the registrant)


                                                                  State or Other
                                                                 Jurisdiction of
Name of Corporation                                               Incorporation
-------------------                                               -------------
(1)   Pope & Talbot International Ltd.                           British Columbia

(2)   Pope & Talbot Ltd., a subsidiary of
      Pope & Talbot International Ltd.                           British Columbia

(3)   Pope & Talbot Pulp Ltd., a subsidiary of
      Pope & Talbot Ltd.                                         British Columbia

(4)   Pope & Talbot FSC, Inc.                                    Oregon

(5)   Pope & Talbot Wis., Inc.                                   Delaware

(6)   Penn Timber, Inc.                                          Oregon

(7)   Pope & Talbot Relocation Services, Inc.                    Oregon


All subsidiaries of the registrant do business under the name of the corporation.